Exhibit 24.1

POWER OF ATTORNEY

     WHEREAS, Xcel Energy Inc., a Minnesota corporation (the “Company”), is about to file with the Securities and Exchange Commission, under the provisions of the Securities Act of 1933, as amended, a registration statement for the registration of up to 750,000 shares of its Common Stock and associated rights to purchase Common Stock (collectively, the “Shares”) for issuance under the Stock Equivalent Plan for Non-Employee Directors of Xcel Energy Inc. (the “Plan”); and

     WHEREAS, each of the undersigned holds the office or offices in the Company herein below set opposite his/her name, respectively.

     NOW, THEREFORE, each of the undersigned hereby constitutes and appoints BENJAMIN G.S. FOWKE III, RICHARD C. KELLY and CATHY J. HART, and each of them individually, his/her attorney, with full power to act for him/her and in his/her name, place and stead, to sign his/her name in the capacity or capacities set forth below to a registration statement on Form S-8 (or such other appropriate form) relating to the registration of 750,000 Shares for issuance under the Plan, and to any and all amendments (including post-effective amendments) to such registration statements, and hereby ratifies and confirms all that said attorney may or shall lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned have hereunto set their hands this 20th day of May, 2004.

/s/ Wayne H. Brunetti	/s/ C. Coney Burgess

Wayne H. Brunetti	C. Coney Burgess
Chairman of the Board, Chief Executive Officer	Director

/s/ David A. Christensen	/s/ Roger R. Hemminghaus

David A. Christensen	Roger R. Hemminghaus
Director	Director

/s/ A. Barry Hirschfeld	/s/ Douglas W. Leatherdale

A. Barry Hirschfeld	Douglas W. Leatherdale
Director	Director

/s/ Albert F. Moreno	/s/ Margaret R. Preska

Albert F. Moreno	Margaret R. Preska
Director	Director

/s/ A. Patricia Sampson	/s/ Ralph R. Peterson

A. Patricia Sampson	Ralph R. Peterson
Director	Director

/s/ W. Thomas Stephens

Richard H. Anderson	W. Thomas Stephens
Director	Director

/s/ Richard C. Kelly	/s/ Benjamin G.S. Fowke III

Richard C. Kelly, President,	Benjamin G.S. Fowke III
Chief Operating Officer and Director	Vice President and Chief Financial Officer

/s/ Teresa S. Madden
Teresa S. Madden
Vice President and Controller

STATE OF COLORADO	)
	)	ss.
COUNTY OF DENVER	)

     On this 20th of May 2004, before me, Carol J. Peterson, a Notary Public in and for said County and State, personally appeared each of the above-named directors and officers of Xcel Energy Inc., a Minnesota corporation, and known to me to be the persons whose names are subscribed to in the foregoing instrument, and each person acknowledged to me that he or she executed the same as his or her own free act and deed.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed the official seal on the date set forth above.

/s/ Carol J. Peterson Carol J. Peterson